EXHIBIT 21
                 SUBSIDIARIES OF THE REGISTRANT
                    AS AT DECEMBER 31, 2000
(100% owned)

FAHNESTOCK VINER HOLDINGS INC. (Ontario)
Registrant

 -FAHNESTOCK CANADA INC. (Ontario)

 -E.A. VINER INTERNATIONAL CO.(Delaware)

    -HUDSON CAPITAL ADVISORS INC.(New York)

    -NEWSON INC.(Pennsylvania)

    -EVANSTON FINANCIAL  CORPORATION, INC.(Pennsylvania)

    -VINER FINANCE INC.(Delaware)

        -FAHNESTOCK & CO. INC.(New York)

            -PACE SECURITIES, INC. (inactive)	(New York)

            -REICH & CO. INC. (in liquidation)(Alabama)

            -FREEDOM INVESTMENTS, INC.(Delaware)

            -FIRST OF MICHIGAN CAPITAL CORPORATION (Delaware)

                -OLD MICHIGAN CORPORATION	(Delaware)

                -FIRST OF MICHIGAN VENTURE CAPITAL ASSOCIATES , INC.(Michigan)

                -CRANBROOK CAPITAL MANAGEMENT, INC. (Michigan)